Exhibit 5.1
JONES DAY
NORTH POINT • 901 LAKESIDE AVENUE • CLEVELAND, OHIO 44114-1190
TELEPHONE: (216) 586-3939 • FACSIMILE: (216) 579-0212
December 16, 2009
The Sherwin-Williams Company
101 West Prospect Avenue
Cleveland, Ohio 44115-1075
           Re:    Registration Statement on Form S-3 Filed by The Sherwin-Williams Company
Ladies and Gentlemen:
     We have acted as counsel for The Sherwin-Williams Company, an Ohio corporation (the “Company”), in connection with the authorization of the issuance and sale from time to time, on a delayed basis, by the Company of an indeterminate amount of debt securities of the Company (the “Securities”), in one or more classes or series, in each case, as contemplated by the Registration Statement on Form S-3 to which this opinion has been filed as an exhibit (the “Registration Statement”). The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Act”).
     In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Securities, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.
     In rendering the foregoing opinion, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee thereof), the Company’s Amended and Restated Articles of Incorporation and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement; (v) the resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Company’s Board of Directors (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; and (vi) all Securities will be issued in compliance with applicable federal and state securities laws.
ATLANTA • BEIJING • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS • DUBAI • FRANKFURT • HONG KONG • HOUSTON IRVINE • LONDON • LOS ANGELES • MADRID • MEXICO CITY • MILAN • MOSCOW • MUNICH • NEW DELHI • NEW YORK • PARIS PITTSBURGH • SAN DIEGO • SAN FRANCISCO • SHANGHAI • SILICON VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

JONES DAY
The Sherwin-Williams Company

     With respect to any Securities, we have further assumed that: (i) such Securities will have been issued pursuant to the Indenture, dated as of February 1, 1996, between the Company and The Bank of New York Mellon (as successor trustee) (as the same may be amended, supplemented or otherwise modified from time to time, the “Indenture”); (ii) all terms of such Securities not provided for in the Indenture will have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company and the trustee; and (iii) such Securities will be executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.
     The opinion expressed herein is limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.
     As to facts material to the opinion and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinion expressed herein is limited to the laws of the State of New York and the laws of the State of Ohio, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,